EXHIBIT 10.3

PROMISSORY NOTE

$300,000.00	South Jordan, Utah	March 21, 2008

FOR VALUE RECEIVED, the undersigned, TENFOLD CORPORATION, a Delaware corporation (“Maker”), whose address is 698 West 10000 South, South Jordan, Utah 84095, promises to pay to the order of Versata Enterprises, Inc. (“Payee”) at 6011 West Courtyard Dr., Suite 300, Austin, Texas 78730, or such other location as Payee may direct, in lawful money of the United States of America, the principal sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) with interest on the outstanding principal balance at the rate of ten percent (10%) per annum until paid. Capitalized terms used in this Note, unless otherwise defined herein, shall have the meanings set forth in that certain Agreement and Plan of Merger dated of even date herewith, by and among Maker, Payee and TFTx Acquisition, Inc. (the “Agreement”).

All sums, principal and interest shall be due and payable on the earlier of (i) the Outside Date, or (ii) the date the Agreement is terminated in accordance with its terms (such earlier date, the “Maturity Date”). Amounts payable hereunder shall be paid by cashier’s check or other immediately available funds at the above address or, at Payee’s option, by wire transfer to an account designated by Payee or such other method of payment as Payee shall direct. This Note may be prepaid at any time, in full or in part, without premium or penalty.

Maker waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intention to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind, and hereby agrees that this Note and the liens securing its payment may be extended and re-extended and the time for payment extended and re-extended from time to time without notice, and Maker agrees that its liability on or with respect to this Note shall not be affected by any release or change in any security at any time existing or by any failure to perfect or maintain perfection of any security interest in such security.

It is agreed that time is of the essence, and if the Note is not paid on the Maturity Date or if a default occurs hereunder or under the Security Agreement dated as of the date hereof by and between Maker and Payee (the “Security Agreement”) (including any amendment hereof or thereof) , thereupon, after the passage of applicable notice and cure periods, at the option of Payee, the entire unpaid principal balance due and owing on this Note shall become and be due and payable forthwith without demand, notice of default or intent to accelerate the maturity hereof, notice of nonpayment, presentment, protest or notice of dishonor, all of which are hereby expressly waived by Maker to the extent permitted by applicable law. Failure to exercise this option upon any such default shall not constitute a waiver of the right to exercise such option in the event of any subsequent default.

If the entire unpaid principal balance plus all accrued and unpaid interest due and owing on this Note is not paid to Payee on or before the Maturity Date, whether by acceleration or otherwise, and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement or other legal proceedings for collection hereof, Maker agrees to pay Payee its reasonable collection costs, including a reasonable amount for attorneys’ fees, but in no event to exceed the maximum amount permitted by law (such costs, “Collection Costs”). Maker is and shall be directly and primarily liable for the payment of all sums called for hereunder. Maker hereby expressly waives bringing of suit and diligence in taking any action to collect any sums owing hereon and in the handling of any security hereunder, and Maker hereby consents to and agrees to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or any release or substitution of security herefor, in whole or in part, with or without notice, from time to time, before or after maturity, until the payment in full of all principal and interest outstanding and any Collection Costs owing hereunder, upon which payment Maker shall be released of all liability hereunder.

It is the intent of Maker and Payee in executing this Note to strictly comply with applicable usury law. In furtherance thereof, Maker and Payee stipulate and agree that none of the terms and provisions contained in this Note or the Security Agreement (including any amendment hereof or thereof) shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate or in an amount in excess of the maximum rate or amount allowed by law (“Maximum Interest”). Maker shall never be obligated or required to pay interest on this Note at a rate in excess of the Maximum Interest, and the provisions of this paragraph shall control over all other provisions of this Note (including any amendment hereof). Payee expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the loan evidenced by this Note exceeds the applicable maximum lawful rate, the holder of this Note shall credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest; provided, however, that if the principal hereof has been paid in full, such excess shall be refunded to Maker. If the holder of this Note shall receive money (or anything else) which is determined to constitute interest and which would increase the effective interest rate on this Note or any other indebtedness which Maker or a guarantor is obligated to pay to holder at a rate in excess of that permitted by applicable law, the amount determined to constitute interest in excess of the lawful rate shall be credited against the principal balance of this Note then outstanding or, if the principal balance has been paid in full, refunded to Maker, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. If the holder of this Note shall not actually receive, but shall contract for, request or demand, a payment of money (or anything else) which is determined to constitute interest and which would increase the effective interest rate contracted for or charged on this Note to a rate in excess of that permitted by applicable law, the holder of this Note shall be entitled, following such determination, to waive or rescind the contractual claim, request or demand for the amount determined to constitute interest in excess of the lawful rate, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note Maker acknowledges that Maker believes the loan evidenced by this Note to be non-usurious and agrees that if, at any time, Maker should have reason to believe that such loan is in fact usurious, Maker will give the holder of this Note notice of such condition and Maker agrees that the holder shall have sixty (60) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists.

Additionally, if, from any circumstance whatsoever, fulfillment of any provision hereof shall, at the time fulfillment of such provision be due, involve transcending the Maximum Interest, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Interest. The term “applicable law” as used in this Note shall mean the laws of the State of Texas.

This Note is secured by a security agreement covering all of Maker’s accounts receivable and equipment now owned or hereinafter acquired, executed by Maker in favor of Payee, or any other holder of this Note, executed simultaneously herewith.

Maker agrees to abide by its obligations under Section 5.1(g) of the Merger Agreement and that any breach thereof, unless and until cured, constitutes a default hereunder. Maker agrees that its payment obligations under this note shall be senior to any those of any other note or borrowings that the Maker may undertake and that the Maker shall not undertake any such other payment obligations without such lender agreeing to subordinate such payments obligations to the payments obligations made with respect hereto.

This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Texas.

MAKER:

TENFOLD CORPORATION

By:
Name:
Title: